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[PRICEWATERHOUSECOOPERS LOGO AND LETTERHEAD]

                                                        Telephone (713) 757 5200
                                                        Facsimile (713) 757 5249



March 15, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           MetroCorp Bancshares, Inc.
                           --------------------------

We have read Item 4 of MetroCorp Bancshares, Inc.'s Form 8-K dated March 15, 1999 and are in agreement with the statements as they pertain to PricewaterhouseCoopers LLP therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP